SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 10, 2006

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 10, 2006, Riverstone Networks, Inc. (“Riverstone” or the “Company”) was informed that the anticipated settlement with the Securities and Exchange Commission described in the Company’s press release dated February 7, 2006 was considered and approved by the Commission. As a result of the settlement, the Commission revoked the registration of the Company’s securities under section 12(j) of the Securities Exchange Act of 1934, and all trading through brokers was halted. A copy of the Commission’s Order is attached hereto as Exhibit 99.1

On February 13, 2006, Riverstone issued a press release informing interested parties that certain information concerning the Company’s balance sheet and other information related to the Company’s bankruptcy petition is available on the Company’s website. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(b)	Exhibits

99.1	Securities and Exchange Commission Order dated February 10, 2006.

99.2	Press release dated February 13, 2006, describing certain information available to interested parties on the Company’s website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2006

RIVERSTONE NETWORKS, INC.

/s/ Noah D. Mesel
Name: Noah D. Mesel
Title: Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Securities and Exchange Commission Order dated February 10, 2006.

99.2	Press release dated February 13, 2006, describing certain information available to interested parties on the Company’s website.